Exhibit 99.1


    Jaco Electronics Reports Fiscal 2007 First Quarter Diluted EPS of $0.04


    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Nov. 14, 2006--Jaco Electronics, Inc. (Nasdaq: JACO):



Conference Call:    November 14, 2006 at 9:00 a.m. ET
Dial-in Number:     800/745-2189  (U.S. and Canada)
Webcast:            http://www.vcall.com/IC/CEPage.asp?ID=111433
Web Replay:         Available for 90 days
Call Replay:        Available until November 16, 2006 at 11:00 a.m. ET
                    by dialing 800/633-8284
Replay Access Code: 21309507


    Jaco Electronics, Inc. (Nasdaq: JACO), a distributor and integrator of electronic components and flat panel solutions, today reported results for its fiscal 2007 first quarter ended September 30, 2006.



             Summary of Fiscal 2007 First Quarter Results
               ($ in thousands, except per-share data)

                                                    Three Months Ended
                                                         Sept. 30,
----------------------------------------------------------------------
                                                      2006      2005
-----------------------------------------------------========--=======
Net sales                                           $ 69,618  $52,461
----------------------------------------------------------------------
Gross profit                                           8,657    7,117
----------------------------------------------------------------------
Selling, general and administrative expenses           7,535    6,842
----------------------------------------------------------------------
Operating income                                       1,122      275
----------------------------------------------------------------------
Interest expense                                         846      566
----------------------------------------------------------------------
Earnings (loss) before income taxes                      276     (291)
----------------------------------------------------------------------
Net earnings (loss)                                      261      (99)
----------------------------------------------------------------------
Diluted net earnings (loss) per share               $   0.04  $ (0.02)
----------------------------------------------------------------------


    Commenting on the results, Jaco's Chairman and Chief Executive Officer Joel Girsky, stated, "The fiscal 2007 first quarter marked our third consecutive profitable reporting period as our focused approach continues to show results. Jaco's three primary sources of revenue are core distribution, including flat panel display (FPD) product, FPD integration and technical support, and value-added logistics. During the fiscal 2007 first quarter, we generated strong growth in logistics sales, which drove a 33 percent increase in total net sales and a 21.6 percent increase in gross profit, compared to last year.

    "Jaco's gross profit margin is a reflection of our sales mix and varies based on fluctuations related to sales to major contract manufacturers through our value-added logistics programs. On a year over year basis, we recorded a 12.4 percent gross profit margin in 1Q '07, versus a 13.6 percent gross profit margin a year ago and the change largely reflects the business mix during the two periods.

    "Substantially higher net sales and gross profit in 1Q '07 enabled Jaco to realize significant operating leverage as SG&A expenses fell to 10.8 percent of net sales, as compared to 13.1 percent a year ago. Interest expense rose $280,000 from 1Q '06 levels, primarily due to higher interest rates and borrowings. Jaco reported fiscal 2007 first quarter diluted earnings per share of $0.04, a significant turnaround from the $0.02 per share loss recorded in the year-earlier period.

    "Logistics sales and support to global contract manufacturers rose 98 percent from last year's first quarter and increased to $32.8 million. Logistics remains an inventory-driven market resulting in quarterly net sales variances. We continue to see positive results in our flat panel display (FPD) segment, as sales in Q1 were $16.0 million, or 32 percent higher than last year's first quarter.

    Mr. Girsky, concluded, "The fiscal '07 first quarter is another step in executing our goal to position ourselves as a value-added service leader. With our diversified sales mix and well-managed cost structure, we believe Jaco is well-positioned to capitalize upon future opportunities in distribution, logistics and the FPD market."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.



                        JACO ELECTRONICS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
         ($ in thousands, except share and per share amounts)

                                                 Three Months Ended
                                                    September 30,
                                                  2006        2005
                                               ----------- -----------

Net sales                                      $   69,618  $   52,461
                                               ----------- -----------

Gross profit                                        8,657       7,117

Selling, general and administrative expenses        7,535       6,842
                                               ----------- -----------

Operating profit                                    1,122         275

Interest expense                                      846         566
                                               ----------- -----------

Earnings (loss) before income taxes                   276        (291)
                                              ------------------------

Income tax provision (benefit)                         15        (191)
                                               ----------- -----------

Net earnings (loss)                            $      261  $      (99)
                                               =========== ===========

Basic and diluted earnings (loss) per common
 share:                                        $     0.04  $    (0.02)

Weighted average common shares outstanding

Basic                                           6,294,332   6,267,832
Diluted                                         6,373,733   6,267,832







         Summary Balance Sheet               Supplemental Financial
       As of September 30, 2006                     Statistics

                                           Per Share Price
Accounts Receivable (net)  $39,598,106      (11/13/06)          $3.63
Inventories (net)          $31,237,255     Book Value Per Share $5.63
                                           Tangible Book Value
                                            Per Share           $1.59
Revolving Credit Facility  $35,800,543
Accounts Payable and
Accrued Expenses           $31,756,609
Shareholders' Equity       $35,432,051



    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             Chief Financial Officer
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Robert L. Rinderman, 212-835-8500 jaco@jcir.com